SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, Registrant certifies that it meets all of the requirements for effectiveness of this Registration Statement under Rule 485(b) under the Securities Act and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 25th day of February, 2021.

VICTORY PORTFOLIOS

(REGISTRANT)

By:/s/ Christopher K. Dyer

Christopher K. Dyer, President

(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 25th day of February, 2021.

Signature	Title

/s/ Christopher K. Dyer	President (Principal Executive Officer)

Christopher K. Dyer
/s/ Allan Shaer	Treasurer (Principal Accounting Officer and Principal Financial Officer)

Allan Shaer
*	Chairman of the Board and Trustee
Leigh A. Wilson
*	Trustee
David Brooks Adcock
*	Trustee
Nigel D.T. Andrews
*	Trustee
E. Lee Beard
*	Trustee
David C. Brown
*	Trustee
Dennis M. Bushe
*	Trustee
John L. Kelly
*	Trustee
David L. Meyer
*	Trustee
Gloria S. Nelund
*By: /s/ Jay G. Baris

Jay G. Baris
Attorney-in-Fact